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EXHIBIT 99.5


                    LEASE SURRENDER AND TERMINATION AGREEMENT
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I. PARTIES AND DATE.

                  THIS LEASE SURRENDER AND TERMINATION AGREEMENT ("Agreement") is dated as of August 29, 2003 and is made by and between Research Venture, LLC, a limited liability company ("Landlord") and SSP Solutions, Inc., a Delaware corporation ("Tenant").

II. RECITALS.

                  A. Tenant is a party to that certain written lease agreement (the "Lease") dated February 13, 2001, for the Premises known as 9012 Research Drive, Irvine, California. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

                  B. Landlord and Tenant desire to terminate the Lease upon the terms and conditions contained in this Agreement.

III. TERMINATION.

                  A. DATE. Landlord and Tenant agree that the Lease shall terminate on August 29, 2003 ("Termination Date"), on the condition that Tenant fulfill each and every term and obligation contained herein in a timely manner.

                  B. SURRENDER OF LEASE. Effective as of the Termination Date, Tenant surrenders, forfeits and quitclaims any and all interest in and to the Lease and the Premises to Landlord, including without limitation any and all option rights, Tenant Improvements, and Alterations which Landlord has not required Tenant to remove pursuant to the terms of the Lease.

                  C. SURRENDER OF PREMISES. Upon the Termination Date, Tenant shall surrender possession of the Premises to Landlord in its "as-is" condition. Tenant acknowledges that its failure to surrender possession of the Premises to Landlord on the Termination Date shall be a material default by Tenant under this Agreement.

                  D. ACCEPTANCE. Subject to and conditioned upon the terms, agreements, and representations herein contained, Landlord accepts the termination of the Lease as of the Termination Date.

                  E. RELEASE. Except as expressly set forth in this Agreement, Landlord and Tenant, and their respective officers, directors, shareholders, employees, partners, successors and assigns, hereby mutually release each other and each of their respective officers, directors, shareholders, employees, partners, successors and assigns, from any and all claims, demands, actions, liabilities and obligations, whether known or unknown, which they now have or

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which may hereafter accrue in the future arising prior to the date of this
Agreement under and/or in connection with the Lease. The parties shall, after the Termination Date, have no claim or demand against each other in connection with the Lease, PROVIDED HOWEVER, that nothing in this Agreement shall be deemed to release Tenant from any damages, expenses and liabilities accruing after the Termination Date arising out of the failure of Tenant to surrender the Premises to Landlord on the Termination Date.

                  F. TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant hereby represents and warrants to Landlord that (i) Tenant has not previously assigned its interest in and to the Lease or sublet all or any portion of the Premises;
(ii) Tenant has not caused or permitted any release or disposal on, under, within or from the Premises of any Hazardous Materials, and as of the Termination Date shall have properly removed from the Premises all Hazardous Materials stored or used by or on behalf of Tenant within the Premises; and
(iii) Tenant has not violated any applicable laws with respect to Tenant's use or occupancy of the Premises which violation shall not have been remedied by Tenant on or before the Termination Date.

IV. GENERAL.

                  A. AUTHORITY TO EXECUTE AGREEMENT. Each individual executing this Agreement on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Agreement on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

                  B. GOVERNING LAW. This Agreement and any enforcement of the agreements, acknowledgments and representations of Landlord and Tenant set forth above shall be governed by and construed in accordance with the laws of the State of California.

                  C. COUNTERPARTS. If this Agreement is executed in counterparts, each counterpart shall be deemed an original.

                  D. TIME OF ESSENCE. Time is of the essence as to each of the terms, provisions, conditions and requirements set forth herein.


         LANDLORD                                             TENANT


RESEARCH VENTURE, LLC                       SSP SOLUTIONS, INC.

By:      /S/ JACK J. KESSLER                By:      /S/ THOMAS E. SCHIFF
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         Its      MEMBER/MANAGER                     Its      CFO
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